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                                                                    EXHIBIT 24.5

                              Bahia Advisors, Inc.
                               150 East 58th St.
                                   34th Floor
                            New York, New York 10155

                                                                  May 13, 1996


Board of Directors
The Armstrong County Trust Company
227 Market Street
Kittanning, Pennsylvania 16201

Gentlemen:

     We hereby consent to the use of our firm's name, Bahia Advisors, Inc. ("Bahia") and reference to and inclusion of the fairness opinion provided by Bahia, in Amendment No. 3 to the Form S-4 Registration Statement and any amendments thereto and the Proxy Statement/Prospectus filed by BT Financial Corporation ("BT Financial"), in connection with the merger of The Armstrong County Trust Company with Johnstown Bank and Trust Company, a wholly owned subsidiary of BT Financial.

                                        Sincerely,

                                        /s/ BAHIA ADVISORS, INC.